                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 26, 1999 in the American States Water Company and Southern California Water Company Registration Statements below. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998.


      Registration Form    Registration No.     Effective Date
            S - 3              33-42218         August 22, 1991
            S - 8              33-71226         November 4, 1993
            S - 3             333-68201        December 16, 1998
            S - 3             333-68299        December 22, 1998





s/  ARTHUR ANDERSEN LLP
----------------------------

Los Angeles, California
March 26, 1999